UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2008

____________________

Striker Oil & Gas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

2-73389 (Commission File Number)	75-1764386 (I.R.S. Employer Identification No.)
Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX (Address of Principal Executive Offices)	77056 (Zip Code)

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713) 402-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Completed Interim Review

On August 8, 2008, we filed a form 8-K disclosing certain errors that were made in the accounting for derivatives related to the Company’s YA Global financing.  Included in the table for the three month period ended March 31, 2008, was an error to the restated basic and fully diluted net income per share.  The table incorrectly stated that the restated basic and fully diluted net income per share for the three month period ended March 31, 2008 was $0.20 per share, instead of $0.02 per share.  The correct table is below:

The following table presents the impact of the errors on previously reported amounts as of and for the three month period ended March 31, 2008
	As Originally Reported	Adjustment		Restated
Total Revenues	$1,179,135	--		$1,179,135
Total Operating expenses	1,403,005	--		1,403,005
Interest expense - other	(524,244)	22,045	(a)	(502,199)
Total other income (expense)	618,765	22,045		640,810
Net income	394,762	22,045		416,807

Net income per share – basis	0.02	0.00		0.02
Net income per share - diluted	0.02	0.00		0.02

Additional paid in capital	21,290,632	501,290		21,791,922
Accumulated deficit	(14,182,037)	(501,361)		(14,683,398)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER OIL &GAS, INC.

By:  /s/ Steven M. Plumb
Steven M. Plumb, Chief Financial Officer

DATE: August 12, 2008